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                                                                   Exhibit 17(b)

                         THE GROWTH FUND OF SPAIN, INC.
PROXY                                                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                SPECIAL MEETING OF STOCKHOLDERS -- JULY 23, 1998

         The undersigned stockholder of The Growth Fund of Spain, Inc., a Maryland Corporation (the "Fund") hereby appoints Arthur R. Gottschalk and __________, and each of them, as the proxies for the undersigned with the power of substitution in each of them, to attend the Special Meeting of Stockholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper"), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on July 23, 1998 at _____ a.m., eastern time, and at any postponement or adjournments thereof, and to vote all shares of the Fund which the undersigned is entitled to vote at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the shares signed if personally present at the meeting. The undersigned hereby acknowledges receipt of notice of the meeting and of the accompanying proxy statement and revokes any proxy heretofore given.

         UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR EACH NUMBERED ITEM LISTED BELOW. THE BOARD OF DIRECTORS OF YOUR FUND, INCLUDING A MAJORITY OF THOSE WHO ARE NOT AFFILIATED WITH THE FUND OR SCUDDER KEMPER, RECOMMENDS THAT YOU VOTE FOR EACH ITEM.

1. (A) To approve amendments to the Articles of Incorporation of the Growth Fund of Spain to permit mergers to be approved by the affirmative vote of two-thirds of the Growth Fund of Spain's outstanding shares of common stock and to provide that the Fund will no longer be governed by the business combinations provisions of the Maryland General Corporations Law and (B) to approve a merger of the Growth Fund of Spain with and into Scudder Spain and Portugal Fund, Inc. pursuant to a Merger Agreement and Plan of Reorganization dated April 14, 1998.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

                  (continued and to be signed on reverse side)
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                         THE GROWTH FUND OF SPAIN, INC.

         The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH PROPOSAL. Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized person.

                                        x____________________________
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                                        x____________________________
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                                        Dated:_______________________

                                        ____________________, 1998


              PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED